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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 27, 1995 relating to the consolidated financial statements of The Lincoln Electric Company (Australia) Proprietary Limited and subsidiaries (not presented separately herein) appearing on page 18 of The Lincoln Electric Company's Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Price Waterhouse

Parramatta, Australia
April 25, 1995